Exhibit (a)(1)(e)
FORM OF ADDENDUM
The following are a list of your outstanding option grants as of April 28, 2006 which are eligible for exchange in the Offer to Amend Certain Option and Cancel Certain Other Options, dated May 12, 2006;
Optionee Name:
Post-August 14, 2003 Options
(Options to be amended (subject to vesting) plus receive a cash payment):

					Vested
			Option	Vested	2005	Vested	Total	Revised
Option	Option	Options	Price	2004 and	and	2007 and	Subject	Option	Cash
Number	Date	Outstanding	(Original)	Prior	2006	Later	to 409A	Price	Compensation

XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX
Pre-August 14, 2003 Options
(Options to be canceled for Black-Scholes Value):

				Vested			Vested
				2004			2007	Total		Black-
Option	Option	Options	Option	and	Vested	Vested	and	Subject to	Black-Scholes	Scholes
Number	Date	Outstanding	Price	Prior	2005	2006	Later	409A	Value ($6)	Value ($7)

XXXXXX	XXXXXX	XXXXXX	XXXXX	XXXXXX	XXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX
Note that the final two columns of the “Pre-August 14, 2003 Options” table above show estimated cash payment amounts, assuming the Averaged Stock Price is $6 or $7, respectively. You may use the Black-Scholes calculator at [INSERT LINK] to estimate potential cash payment amounts with different Averaged Stock Prices.
     If you have questions about the above list, please direct them to Elizabeth Moore at:
Brocade Communications Systems, Inc.
1745 Technology Drive, San Jose, CA 95110
Phone: (408) 333-5019